Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E     Tel: (65) 6227 5428

Website: www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Amendment No.1 to Form F-3 of our report, dated March 28, 2025, relating to the consolidated financial statements of Mega Matrix Inc., appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement

/s/ Audit Alliance LLP

Singapore

November 21, 2025